Exhibit 99.1

1. Dr. Philippe Chambon ("Chambon") directly owns the 12,000 shares of Common
Stock subject to the stock option exercise being reported on this Form 4.

2. Chambon, in his capacity as a member of the investment committees of DLJCC
(as defined below) and of DLJLBO (as defined below), may be deemed to beneficially own 5,428,833 shares of Common Stock reported as indirectly owned by Chambon on this Form 4. Chambon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Sprout Capital IX, L.P. ("Sprout IX"), Sprout Capital VIII, L.P. ("Sprout
VIII"), Sprout Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. ("Sprout
CEO"), Sprout Entrepreneurs Fund, L.P. ("Sprout Entrepreneurs"), Sprout IX Plan
Investors, L.P. ("IX Plan"), Sprout Plan Investors, L.P. ("Plan Investors"),
Sprout Venture Capital, L.P. ("Sprout Venture") and DLJ ESC II, L.P. ("ESC II")
are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation ("DLJCC"), a Delaware corporation acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJCC is also the managing general partner of Sprout IX, Sprout VIII, Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VIII, Sprout VII, Sprout
CEO, Sprout Entrepreneurs and Sprout Venture. DLJ Associates IX, L.P.
("Associates IX"), a Delaware limited partnership, is a general partner of
Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout
IX. DLJ Capital Associates IX, Inc. ("DLJCA IX"), a Delaware corporation, is the managing general partner of Associates IX. DLJ Associates VIII, L.P.
("Associates VIII"), a Delaware limited partnership, is a general partner of
Sprout VIII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout
VIII. DLJ Capital Associates VIII, Inc. ("DLJCA VIII"), a Delaware corporation, is the managing general partner of Associates VIII. DLJ Associates VII, L.P.
("Associates VII"), a Delaware limited partnership, is a general partner of
Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout
VII. DLJ Capital Associates VII, Inc. ("DLJCA VII"), a Delaware corporation, is the managing general partner of Associates VII. Dr. Chambon is a limited partner of Associates IX, Associates VIII and Associates VII. DLJ LBO Plans Management
Corporation II ("DLJLBO"), a Delaware corporation, is the general partner of IX
Plan and Plan Investors and, as such, is responsible for each of their day-to-day management. DLJLBO makes all of the investment decisions on behalf of
IX Plan and Plan Investors.

Of the 5,428,833 shares deemed to be indirectly owned by Chambon, (i) 1,531,595 shares of Common Stock are held directly by Sprout VIII, (ii) 603,356 shares of
Common Stock are held directly by Sprout VII, (iii) 7,022 shares of Common Stock are held directly by Sprout CEO, (iv) 34,295 shares of Common Stock are held directly by Plan Investors, (v) 91,919 shares of Common Stock are held directly by Sprout Venture, (vi) 98,433 shares of Common Stock are held directly by ESC
II, (vii) 2,768,323 shares of Common Stock are held directly by Sprout IX,
(viii) 11,030 shares of Common Stock are held directly by Sprout Entrepreneurs,
(ix) 131,474 shares of Common Stock are held directly by IX Plan and (x) 117,835 shares of Common Stock are held directly by DLJCC.